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                                                             EXHIBIT NO.10.(iii)

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into this 21st day of November 2003, by and between Greene County Bancshares, Inc. (the "Company"), with its principal office located at 100 North Main St., Greeneville, Tennessee 37743 and Ronald E. Mayberry (the "Employee"), with his principal residence located at 801 Haynie Place, Gallatin, TN 37066, effective as of the date hereof (the "Effective Date").

         WHEREAS, the Employee is experienced in all phases of the business of banking as a result of his former position as the President and Chief Executive Officer of Independent Bankshares Corporation ("Independent"); and

         WHEREAS, the Employee possesses unique and valuable information obtained while serving as a senior officer of Independent, including long-standing customer relationships and knowledge of trade secrets of Independent; and

         WHEREAS, the Employee will have access to the trade secrets of the Company and, as a senior officer of the Company, will be able to maintain and further develop his existing relationships with customers in the Tennessee counties of Sumner and Rutherford, and contiguous counties, which together comprised the market area of Independent immediately prior to the Merger; and

         WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee; and

         WHEREAS, Employee desires to be employed by the Company; and

         WHEREAS, the parties desire by this writing to set forth the employment relationship of the Company and the Employee.

         NOW, THEREFORE, in consideration of these premises herein and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, it is AGREED as follows:

         1.       Defined Terms

         When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

                           (a)      "Good Reason" shall mean any of the
following events, which has not been consented to in advance by the Employee in writing: (i) the failure by the Company to continue to provide the Employee with compensation and benefits as contained in this Agreement; (ii) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (iii) a failure to elect or reelect the Employee to the Board of Directors of the Company or Greene County Bank; or (iv) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company.

                           (b)      "Just Cause" shall mean, in the good faith
determination of the Company's Board of Directors, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company.

         2. Employment. The Employee is employed as the Regional President of the Company. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board of Directors (the "Board") of the Company may from time to time reasonably direct, including normal duties as an officer of the Company.

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                                                             EXHIBIT NO.10.(iii)

         3. Term. The Company hereby employs the Employee, and the Employee hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending thirty-six (36) months thereafter ("Initial Term"), or such earlier date as is determined in accordance with
Section 8. Assuming this Agreement is not terminated under Section 8 on or before the completion of the Initial Term, it shall be automatically extended and renewed for additional one-year terms thereafter (the "Renewal Term"), unless the Company or the Employee shall have provided written notice to the other at least sixty (60) days prior to the expiration of the then-current Initial Term or Renewal Term, as the case may be.

         4. Compensation and Benefits. During the Initial Term (or such shorter period ending on such date as is determined in accordance with Section
8) and any Renewal Term in effect, the Company shall pay Employee compensation and benefits as set forth below:

                  (a). Base Compensation. During the first twenty-four (24) months of the Initial Term of this Agreement, the Company shall pay the Employee a salary at the rate of $165,000 per annum, payable in cash not less frequently than monthly (together with any periodic increases authorized under this Agreement, "Base Compensation"). During the final 12 months of the Initial Term of this Agreement and any applicable Renewal Term thereafter, the Base Compensation shall be increased by an amount mutually agreed upon between the parties hereto.

                  (b). Bonuses. Within thirty (30) days following the first annual anniversary date of the Effective Date, and within thirty (30) days following each subsequent annual anniversary date, the Employee shall be paid a bonus in an amount to be determined by the Company upon further discussions with the Employee following each such annual anniversary date, provided that in no event shall any such annual bonus be less than $10,000 (as determined before tax or any other customary or usual payroll withholding amounts).

                  (c). Stock Options. The Employee shall be entitled to participate in the Company's Stock Option Plan of Greene County Bancshares, Inc. and Subsidiaries of 1995 (the "Plan") in an equitable manner with all other senior executives of the Company. Without limiting the foregoing, on each annual anniversary date of the Effective Date, the Company shall grant to Employee options under the Plan for the purchase of 2,500 shares of the Company's common stock. The terms of such options shall be substantially similar to those of options under the Plan previously granted to senior management of the Company or its subsidiaries.

                  (d).     Other.

                           (1) Participation in Retirement, Medical and Other Plans. The Employee shall be eligible to participate in the following benefit plans to the extent offered by the
                  Company: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, retirement, pension, and/or other present or future qualified plans provided by the Company, generally which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date.

                           (2) Employee Benefits; Expenses. The Employee shall be eligible to participate in any fringe benefits that are or may become available to the Company's senior management employees. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses that the Employee shall incur in connection with the Employee's services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

                           (3) Automobile Expenses. The Company shall reimburse the Employee on a monthly basis for Employee's reasonable loan or lease payments, maintenance, and fuel expenses ("Automobile Expenses") in connection with the continued use by the Employee of the same automobile as Employee used while employed by Independent immediately prior to the Merger (the "Automobile"). The Company's obligation as contained in this Section 4(d)(3) shall cease once Employee discontinues use of the Automobile as his primary mode of transportation.

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                                                             EXHIBIT NO.10.(iii)

         5.       Loyalty; Noncompetition.

                  (a) During the period of his employment hereunder, including the Initial Term (or such shorter period ending on such date as is determined in accordance with Section 8) and any applicable Renewal Term, and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of and hold any other offices or positions in, companies or organizations, provided, however, that such service does not present any actual or potential conflict of interest with the Company or any of its subsidiaries or affiliates, does not unfavorably affect the performance of Employee's duties pursuant to this Agreement, and does not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company or be gainfully employed in any other position or job other than as provided above.

                  (b) Nothing contained in this Section shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar to that of the Company's, or solely as a passive or minority investor, in any business.

                  (c) For the thirty-six (36) month period following the Effective Date of this Agreement, whether or not the Employee is employed by the Company at such time, the Employee will not, without the prior written consent of the Company, directly or indirectly, engage, assist or have any interest in (whether as a principal, partner, shareholder, officer, director or otherwise), enter the employment of or act as an agent for or advisor or consultant to, or provide services of any nature to, any person, corporation, firm, partnership or other entity, other than the Company, that is or is about to become directly or indirectly engaged in the Restricted Business (as defined below) in the Restricted Territory (as defined below).

                  As used herein, the term "Restricted Business" shall mean the development, marketing or sale of any product or service that competes with any product or service of the Company now existing or hereafter developed during the term of this Agreement, including the origination or sale of loans or lines of credit secured by real estate, commercial or corporate-business financing, unsecured loans generally labeled as consumer loans, or other financial services related business activities. As used herein, the term "Restricted Territory" shall mean the Tennessee counties of Rutherford and Sumner and any contiguous counties.

         6. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

         7. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                  (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

                  (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

                  (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

                  (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

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                                                             EXHIBIT NO.10.(iii)

         8. Termination and Termination Pay. The Employee's employment hereunder, during the Initial Term or any subsequent Renewal Term, may be terminated under any of the following circumstances:

                  (a) Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

                  (b)      Disability.

                           (1) The Company may terminate the Employee's
employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Employee's termination of employment pursuant to this Section 8(b); provided that any benefits paid pursuant to the Company's long term disability plan will continue as provided in such plan.

                           (2) During any period that the Employee shall receive
disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Company and, if able, shall make himself available to the Company to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Company shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

                  (c) Just Cause. The Board may, by written notice to the Employee, immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive from the Company any compensation or any other benefits for any period after termination for Just Cause.

                  (d) Without Just Cause; Constructive Discharge. (1) The Board may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits:
(i) the pro rata portion of his salary provided pursuant to Section 4(a) hereof, for the period commencing on Employee's termination date and ending on the expiration date of the Initial Term or Renewal Term (the "Expiration Date"), whichever shall then be in effect; (ii) any bonuses and stock options due and owing pursuant to Section 4, respectively; and (iii) continued participation under Company benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee under (i) and (ii) above shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within ten (10) days of such termination.

                           (2)      The Employee shall be entitled to receive
the compensation and benefits payable under subsection 8(d)(1) hereof in the event that the Employee voluntarily terminates employment within ninety (90) days of an event that constitutes Good Reason (as defined in Section 1(a) above).

                  (e) Voluntary Termination by Employee. The Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least ninety (90) days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 8(d)(2) hereof in which event the benefits and compensation provided for in Sections 8(d)(1) shall apply).

         9. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

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                                                             EXHIBIT NO.10.(iii)

         10. Indemnification. The Company agrees that its Bylaws shall continue to provide for indemnification of directors, officers, employees and agents of the Company, including the Employee during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

         11. Federal Income Tax Withholding. The Company may withhold all federal and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

         12.      Successors and Assigns.

                  (a) Company. This Agreement shall inure to the benefit of and be binding upon and assumed by any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

                  (b) Employee. Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                  (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         13. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         14. Applicable Law. Except to the extent preempted by Federal law, the laws of the state of Tennessee shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if hand delivered or delivered or mailed, certified or registered mail with postage prepaid or by a nationally recognized overnight courier, to the addresses of the parties shown in the preamble to the attention of the persons executing this Agreement in their respective behalf. The date of receipt of hand-delivered notices shall be the date of such action. The date of receipt of mailed or couriered notices shall be the date of delivery shown on postal service or courier service documentation. Either party shall promptly give written notice of any change of its address or addresses.

         17. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties.

                             SIGNATURE PAGE FOLLOWS

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                                                             EXHIBIT NO.10.(iii)

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                                     GREENE COUNTY BANCSHARES, INC.

/s/ William F, Richmond                     By: /s/ R. Stan Puckett
-----------------------                         --------------------------------
    Assistant Secretary                         Its: Chairman of the Board

WITNESS:

/s/ Dianne Hibdon                               /s/ Ronald E. Mayberry
----------------------                          --------------------------------
    Dianne Hibdon                                   Ronald E. Mayberry

                                       6